EXHIBIT 21


                         Subsidiaries of the Registrant


Subsidiary                                        Jurisdiction of Incorporation
----------                                        -----------------------------
Mentortech TBT Ltd...............................            Israel
Mentortech Systems (1996) Ltd....................            Israel
Sivan Computers Training Center (1994) Ltd.......            Israel